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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         THE STANDARD PRODUCTS COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         THE STANDARD PRODUCTS COMPANY
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4) Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
     (2) Form, schedule or registration statement no.:
     (3) Filing party:
     (4) Date filed:

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

                         THE STANDARD PRODUCTS COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ------------------

     Notice is hereby given that the annual meeting of shareholders of The Standard Products Company, an Ohio corporation (the "Company"), will be held at the offices of the Company, 2130 West 110th Street, Cleveland, Ohio 44102, on Monday, October 16, 1995 at 9:00 a.m., Cleveland time, for the following purposes:

          1. To receive reports at the meeting. No action constituting approval or disapproval of the matters referred to in said reports is contemplated.

          2. To elect five directors, each to serve for a term of three years; and to elect one director to serve for a term of two years.

          3. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on September 5, 1995, will be entitled to notice of and to vote at said meeting or any adjournment thereof. Shareholders are urged to complete, date and sign the enclosed proxy and return it in the enclosed envelope.

                                          By order of the Board of Directors,

                                          J. RICHARD HAMILTON,
                                          Secretary

Dated: September 8, 1995

                         THE STANDARD PRODUCTS COMPANY

                                PROXY STATEMENT
                               ------------------

     This proxy statement is furnished in connection with the solicitation of proxies to be used at the annual meeting of shareholders of The Standard Products Company, an Ohio corporation (the "Company"), to be held at the offices of the Company, 2130 West 110th Street, Cleveland, Ohio 44102, on Monday, October 16, 1995, at 9:00 a.m., Cleveland time. This proxy statement and the accompanying notice and proxy will first be sent to shareholders by mail on or about September 8, 1995.

     Annual Report. A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1995 is enclosed with this proxy statement.

     Solicitation and Revocation of Proxies. This solicitation of proxies is made by and on behalf of the Board of Directors. The cost of the solicitation of proxies will be borne by the Company. The Company has retained Georgeson & Company at an estimated cost of $8,000, plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals. In addition to solicitation of proxies by mail, Georgeson & Company and regular employees of the Company may solicit proxies by telephone or facsimile.

     If the enclosed proxy is returned, the shares represented thereby will be voted in accordance with any specifications made therein by the shareholder. In the absence of any such specifications, they will be voted to elect the directors set forth under "Election of Directors" below. A shareholder's presence alone at the meeting will not operate to revoke his proxy. The proxy is revocable by a shareholder at any time insofar as it has not been exercised by giving notice to the Company in writing at its address indicated above or in open meeting.

     Outstanding Shares. The close of business on September 5, 1995, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. On such date, the Company's voting securities outstanding consisted of 16,749,255 Common Shares, $1 par value, each of which is entitled to one vote at the meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of Common Shares of the Company as of July 31, 1995, by: (a) the Company's directors (including nominees for director); (b) each other person who is known by the Company to own beneficially more than 5% of the outstanding Common Shares; (c) the Company's Chief Executive Officer and the other four most highly compensated executive officers named in the Summary Compensation Table; and (d) the Company's executive officers and directors as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all Common Shares set forth opposite their names.

                                                              NUMBER OF SHARES      PERCENT
                 NAME OF BENEFICIAL OWNER                    BENEFICIALLY OWNED     OF CLASS
-----------------------------------------------------------  ------------------     --------
James S. Reid, Jr..........................................       1,364,078(1)         8.2%
  2130 West 110th Street
  Cleveland, Ohio 44102
John D. Drinko.............................................         958,640(2)         5.7%
  3200 National City Center
  Cleveland, Ohio 44114
John D. Sigel..............................................         298,440(3)         1.8%
Leigh H. Perkins...........................................         248,206(4)         1.4%
Theodore K. Zampetis.......................................         131,623(5)          (6)

                                                              NUMBER OF SHARES      PERCENT
                 NAME OF BENEFICIAL OWNER                    BENEFICIALLY OWNED     OF CLASS
-----------------------------------------------------------  ------------------     --------
Malcolm R. Myers...........................................          87,125(7)          (6)
Curtis E. Moll.............................................          58,435(8)          (6)
W. Hayden Thompson.........................................          20,000             (6)
Alan E. Riedel.............................................          18,612             (6)
Edward B. Brandon..........................................           4,000(9)          (6)
Alfred M. Rankin, Jr.......................................           2,500             (6)
James C. Baillie...........................................           2,000             (6)
Stephan J. Mack............................................          19,239(10)         (6)
Gerard Mesnel..............................................           2,400(11)         (6)
Joseph Farkas..............................................           3,872(12)         (6)
All Executive Officers and Directors as a Group............       3,181,717             19%

---------------

 (1) Includes 909,711 shares owned by Mr. Reid (which amount includes 16,400 restricted shares earned in fiscal 1994 and 1995 but subject to forfeiture); 139,196 shares owned by his wife, Donna S. Reid; 15,220 shares which Mr. Reid has the right to acquire pursuant to stock options currently exercisable or exercisable within 60 days; 71,987 shares held by a life trust in which Mr. Reid has a remainder interest; 13,533 shares held for his account under the Company's Individual Retirement and Investment Trust Plan; and 214,431 shares held by The Standard Products Foundation, of which Mr. Reid is President and a trustee. The number of shares shown above does not include shares owned by Mr. Reid's children or grandchildren and 210,345 shares held by two trusts as to which Mr. Reid is an income beneficiary and Mr. Drinko is trust advisor, which shares are included in the number of shares reported by Mr. Drinko.

 (2) Includes 47,010 shares owned by Mr. Drinko; 20,807 shares held in an individual retirement account of which Mr. Drinko is the beneficiary; 36,175 shares owned by his wife Elizabeth G. Drinko; 1,000 shares held in an individual retirement account of which Mrs. Drinko is the beneficiary; 1,374 shares held by Mrs. Drinko as custodian for three grandchildren; 165,076 shares owned by a corporation of which Mr. Drinko is a shareholder, officer and director; 61,218 shares owned by a charitable foundation established by Mr. Drinko and his wife; 210,345 shares held by two trusts as to which Mr. Drinko is a trust advisor and of which Mr. Reid is an income beneficiary; 146,062 shares owned by a foundation of which Mr. Drinko is President and a trustee; and 125,006 shares held by a charitable lead trust of which Mr. Drinko is a co-trustee. In addition, 83,700 shares are held by a charitable lead trust in which Mr. Drinko and Mr. Sigel are co-trustees; 78,125 shares are owned by Cloyes Gear & Products, Inc. of which Mr. Drinko and Mr. Myers are directors; 1,000 shares are owned by a foundation of which Mr. Drinko and Mr. Myers are Trustees; and 29,752 shares are owned by a foundation of which Mr. Drinko and Mr. Perkins are trustees, none of which shares are included in the number of shares shown in the table above as being owned by Mr. Drinko.

 (3) Includes 15,253 shares owned by Mr. Sigel; 171,131 shares owned by his wife, Sally C. Reid; 22,356 shares held by trusts of which his wife is a trustee; 83,700 shares owned by a charitable lead trust of which Mr. Sigel and Mr. Drinko are co-trustees. In addition, 241,431 shares are owned by The Standard Products Foundation of which Mr. Sigel is a trustee, none of which shares are included in the number of shares shown in the table as being owned by Mr. Sigel. Mr. Sigel is the son-in-law of Mr. Reid, Chairman and Chief Executive Officer of the Company.

 (4) Includes 130,307 shares owned by Mr. Perkins; 88,147 shares held by his wife, Romi Perkins; and 29,752 shares owned by a foundation of which he and Mr. Drinko are trustees.

 (5) Includes 87,708 shares owned by Mr. Zampetis (which amount includes 28,900 restricted shares earned in fiscal 1993, 1994 and 1995 but subject to forfeiture); 24,833 shares owned by his wife, Ann J. Zampetis; 9,642 shares held for his account under the Company's Individual Retirement and Invest-

                                        2

     ment Trust Plan; and 9,440 shares which Mr. Zampetis has the right to acquire pursuant to stock options currently exercisable or exercisable within 60 days.

 (6) Represents less than one percent.

 (7) Includes 8,000 shares owned by Mr. Myers; 78,125 shares owned by Cloyes Gear & Products, Inc.; and 1,000 shares owned by a foundation of which Mr. Myers and Mr. Drinko are Trustees.

 (8) Includes 210 shares owned by his wife, Sara Moll; 45,725 shares owned by the pension fund of MTD Products, Inc.; and 12,500 shares owned by a charitable foundation of which he is a trustee.

 (9) In addition, Mr. Brandon is a trustee of The Standard Products Foundation, which owned 241,431 shares as of June 30, 1995, which shares are included in the number of shares reported by Mr. Reid.

(10) Includes 9,350 shares owned by Mr. Mack; 799 shares held for his account under the Individual Retirement and Investment Trust Plan; and 9,090 shares which Mr. Mack has the right to acquire pursuant to stock options currently exercisable or exercisable within 60 days.

(11) Includes 2,400 restricted shares owned by Mr. Mensel which were earned in 1995, see footnote 6 on Page 7.

(12) Includes 812 shares owned by Mr. Farkas; 200 shares owned by his son, Philippe Farkas; and 2,860 shares which Mr. Farkas has the right to acquire pursuant to stock options currently exercisable or exercisable within 60 days.

     The persons named in the table above disclaim any beneficial ownership with respect to shares owned by their spouses and children or by any trust, estate, foundation, custody account or other entity of which they are a trustee, trust advisor or custodian.

                             ELECTION OF DIRECTORS

     At its regular meeting on August 21, 1995 and in accordance with the Company's Amended Code of Regulations, the Board of Directors increased the number of directors from twelve to thirteen, divided into two classes of four and one class of five. At the Annual Meeting, the shares represented by proxies, unless otherwise specified, will be voted for the election of the six nominees hereinafter named. Five of such nominees will serve for a term of three years and one nominee will serve for a term of two years and, with respect to each nominee, until his respective successor is duly elected and qualified.

     The nominees for director are John Doddridge, Leigh H. Perkins, Alfred M. Rankin, Jr., John D. Sigel, W. Hayden Thompson and James C. Baillie, all of whom, except Mr. Doddridge, are presently directors of the Company. Messrs. Perkins, Rankin, Sigel and Thompson were each elected at the 1992 Annual Meeting of the Company's Shareholders. Mr. Baillie was elected on December 5, 1994 by the Board of Directors pursuant to the Company's Amended Code of Regulations to fill a vacancy until the next shareholders meeting called for the election of directors. Mr. Baillie is a member of the class of directors whose term is to expire in 1997. Proxies cannot be voted at the Annual Meeting for a greater number of persons than the six persons named herein, although persons in addition to those nominees named herein may be nominated by the shareholders at the meeting.

     If for any reason any of the nominees is not a candidate (which is not expected) when the election occurs, it is intended that proxies will be voted for the election of a substitute nominee designated by management. The following information is furnished with respect to each person nominated for election as a director.

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                                                        EXPIRATION
                                                                          PERIOD         OF TERM
                                                                        OF SERVICE      FOR WHICH
   NAME AND AGE                    PRINCIPAL OCCUPATION                 AS DIRECTOR     PROPOSED
-------------------     -------------------------------------------    -------------    ---------
John Doddridge          Chairman and Chief Executive Officer of             --             1998
      55                Intermet Corporation (manufacturer of
                        precision ductile and gray iron castings
                        for the automotive and truck industries)
Leigh H. Perkins        Chairman, The Orvis Company, Inc.              1969 to date        1998
      67                (manufacturer and distributor of fishing
                        tackle and sporting goods)
Alfred M. Rankin, Jr.   Chairman, President and Chief Executive        1989 to date        1998
      53                Officer, NACCO Industries, Inc. (holding
                        company with operations in mining,
                        manufacturing of small electrical
                        appliances and forklift trucks and service
                        parts)
John D. Sigel           Attorney at Law, Hale and Dorr                 1991 to date        1998
      42                Boston, Massachusetts
W. Hayden Thompson      Chairman and Chief Executive Officer,          1982 to date        1998
      68                Solarflo Corporation (manufacturer of gas
                        and electric heating equipment)
James C. Baillie        Partner, Tory Tory DesLauriers &               1994 to date        1997
      57                Binnington, Barristers & Solicitors,
                        Toronto, Canada

          DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE ANNUAL MEETING

     The following information is furnished with respect to each person continuing as a director.

                                                                            PERIOD
                                                                          OF SERVICE      EXPIRATION
    NAME AND AGE                     PRINCIPAL OCCUPATION                 AS DIRECTOR      OF TERM
---------------------     -------------------------------------------    -------------    ---------
Edward B. Brandon         Chairman, President and Chief Executive        1976 to date        1997
      63                  Officer, National City Corporation (bank
                          holding company)
James S. Reid, Jr.        Chairman and Chief Executive Officer of the    1959 to date        1997
      69                  Company
Alan E. Riedel            Retired Vice Chairman, Cooper Industries,      1976 to date        1997
      65                  Inc. (worldwide diversified manufacturer of
                          electrical products, electric power
                          equipment, tools and hardware, and
                          automotive products)
John D. Drinko            Attorney at Law, Baker & Hostetler             1957-1958           1996
      74                  Cleveland, Ohio                                1967-1968
                                                                         1969 to date
Curtis E. Moll            Chairman and Chief Executive Officer, MTD      1991 to date        1996
      56                  Products, Inc. (manufacturer of outdoor
                          power equipment, and tools, dies and
                          stampings for the automotive industry)
Malcolm R. Myers          Chairman and Chief Executive Officer,          1984 to date        1996
      61                  Cloyes Gear & Products, Inc. (manufacturer
                          of automotive timing components)
Theodore K. Zampetis      President and Chief Operating Officer of       1991 to date        1996
      50                  the Company

     Each of the above directors and nominees for election as a director has had the principal occupation indicated for at least five years, except Mr. Doddridge, who served as Vice Chairman and Chief Executive Officer of Magna International, Inc. from November 1992 to November 1994 and President of North American Operations of Dana Corporation from mid-1989 to 1992; Mr. Rankin, who served as President and Chief Operating Officer of NACCO Industries, Inc. from 1989 to May 1991; Mr. Riedel, who served as Senior Vice President-Administration of Cooper Industries, Inc. from 1973 to August 1992; and Mr. Zampetis, who served as Vice President-Manufacturing, North American Automotive Operations of the Company, from February 1989 to February 1991, Executive Vice President of the Company from February 1991 to June 1991, and Executive Vice President and President, Standard Products Automotive Operations from June 1991 to October 1991.

     Mr. Brandon is a director of National City Corporation, RPM, Inc. and Premier Industrial Corporation. Mr. Doddridge is a director of the Detroit Diesel Corporation. Mr. Moll is a director of Society National Bank, United Screw and Bolt Corporation and Shiloh Industries, Inc. Mr. Rankin is a director of NACCO Industries, Inc., The B.F. Goodrich Company and The Vanguard Group. Mr. Riedel is a director of Belden Inc., First Knox Bank Corp., Arkwright Mutual Insurance Company and Chairman of Gardner Denver Machinery, Inc. Mr. Zampetis is a director of Shiloh Industries, Inc. and National City Bank.

     During the fiscal year ended June 30, 1995, the Board of Directors held seven meetings. During the last fiscal year the Board of Directors appointed an Audit Committee, a Finance Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee. Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and of the committees on which he served. Mr. Richard J. Boland, a former director of the Company, now serves as Director-Emeritus and attends Board of Directors meetings.

     The Audit Committee of the Board of Directors of the Company (the "Audit Committee"), of which Mr. Brandon was Chairman and Messrs. Baillie, Moll, Myers, Rankin, Sigel and Thompson were members, held three meetings and consulted informally on other occasions during the last fiscal year. The Audit Committee recommends annually to the Board of Directors the independent public accountants for the Company, reviews with the independent public accountants the arrangements for and scope of the audits to be conducted by them and the results of those audits, and reviews various financial and accounting matters affecting the Company.

     The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"), of which Mr. Riedel was chairman and Messrs. Brandon, Myers and Perkins were members, held three meetings and consulted informally on other occasions during the last fiscal year. The Compensation Committee periodically reviews and determines the compensation, including fringe benefits and incentive compensation, of officers and management personnel of the Company, administers the Company's restricted stock plan and the Company's stock option plans. The Compensation Committee also determines the officers and key employees of the Company who participate in the plans and stock options to be granted.

     The Finance Committee, of which Mr. Drinko was chairman and Messrs. Moll, Perkins, Riedel and Thompson were members, held one meeting and consulted informally during the last fiscal year. The Finance Committee administers the investments of the Company's retirement funds and renders advice and counsel to management on financial matters affecting the Company.

     Director's Compensation. Each director who is not an officer of the Company or a subsidiary of the Company is compensated at the rate of $16,000 per year. Each director also receives $1,000 for attendance at each meeting of the Board of Directors and for each meeting of any committee not held in conjunction with a meeting of the Board of Directors. Committee Chairmen each receive an additional $1,000 per year.

                             EXECUTIVE COMPENSATION

     The following information is set forth with respect to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers.

                         I. SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                             --------------------
                                              ANNUAL COMPENSATION
                                       ----------------------------------           AWARDS
                                                                  OTHER      --------------------       ALL
                                                                  ANNUAL     RESTRICTED                OTHER
                                                                 COMPEN-      STOCK        STOCK      COMPEN-
         NAME AND           FISCAL      SALARY       BONUS        SATION     AWARD(S)     OPTIONS     SATION
    PRINCIPAL POSITION       YEAR        ($)         ($)(1)       ($)(2)       ($)          (#)       ($)(3)
--------------------------  ------     --------     --------     --------    --------     -------     -------
James S. Reid, Jr.           1995      $600,000     $144,000        --          --   (4)    --        $1,957
Chairman and Chief           1994       550,000      228,800        --          --         3,000       3,484
Executive Officer            1993       500,000      250,000        --          --        22,550       3,546
Theodore K. Zampetis         1995      $400,000     $ 96,000        --          --          --        $1,957
President and Chief          1994       338,542      140,833        --          --   (5)   3,000       3,758
Operating Officer            1993       300,000      150,000        --          --        20,600       4,742
Stephan J. Mack              1995      $225,000     $ 78,300        --          --          --          --
President, Holm              1994       225,000       90,000        --          --         4,650        --
Industries, Inc.             1993       225,000       67,500        --          --           950        --
Joseph Farkas                1995      $246,578     $ 74,800        --          --          --        $3,102
President, Standard          1994       219,825        --           --          --          --          --
Products Industriel          1993        93,750(7)     --           --          --          --          --
Gerard Mesnel                1995      $191,250     $ 45,900        --       $537,500(6)    --          --
Executive Vice President-    1994        75,000(8)    31,200        --          --          --          --
Advanced Technology          1993         --           --           --          --          --          --
Worldwide

---------------

(1) Amounts shown represent bonuses earned pursuant to the Company's Officers Incentive Compensation Plan, except that amounts shown with respect to Mr. Mack and Mr. Farkas reflect amounts paid pursuant to the Holm Industries, Inc. and Standard Products Industriel bonus plans, respectively.

(2) Total perquisites and other personal benefits for each of the named executive officers do not exceed the threshold amounts specified in the regulations promulgated by the Securities and Exchange Commission.

(3) Amounts shown represent the Company's contributions on behalf of the named executive officers under the Individual Retirement and Investment Trust Plan and, in the case of Messrs. Reid and Zampetis, the Monthly Investment Plan. During the last fiscal year, the Company's contributions on behalf of Mr. Reid under each of the Individual Retirement and Investment Trust Plan and the Monthly Investment Plan were $1,597 and $360, respectively. During the last fiscal year, the Company's contributions on behalf of Mr. Zampetis under each of the Individual Retirement and Investment Trust Plan and the Monthly Investment Plan were $1,597 and $360, respectively.

(4) Mr. Reid was awarded 62,500 restricted Common Shares (adjusted to reflect a 5-for-4 stock split of the Company's Common Shares effected in the form of a stock dividend paid on June 3, 1993 to shareholders of record on May 20,
    1993) in fiscal 1992. Under the terms of the award, up to 12,500 of the awarded Common Shares may be earned in each of five consecutive fiscal years beginning in fiscal 1992, based on the percentage of bonus earned during such fiscal year. Awarded Common Shares earned by Mr. Reid are subject to forfeiture until the end of the second fiscal year following the fiscal year in which such awarded Common Shares are earned. Mr. Reid earned 12,500 of the awarded Common Shares in fiscal 1993, 10,400 in fiscal 1994, and 6,000 in fiscal year 1995, 12,500 of which shares vested in 1995, 10,400 of

                                        6

    which shares will vest in 1996 and 6,000 of which shares will vest in 1997. Awarded Common Shares, if any, which are earned in fiscal year 1996 will vest in fiscal year 1998. In the event of Mr. Reid's death, all earned but unvested awarded Common Shares and one-half of awarded but unearned Common Shares shall vest in his designated beneficiary. Based on the last reported sale price of the Company's Common Shares on the New York Stock Exchange, the total awarded and earned Common Shares had a fair market value on June 30, 1995 of $895,275. Dividends are paid only with respect to the awarded Common Shares which are earned. For a discussion of the bonus payable to the Company's officers, see "Executive Compensation -- Compensation Committee Report."

(5) Mr. Zampetis was awarded 125,000 restricted Common Shares (adjusted to reflect a 5-for-4 stock split of the Company's Common Shares effected in the form of a stock dividend paid on June 3, 1993 to shareholders of record on May 20, 1993) in fiscal 1992. Under the terms of the award, up to 12,500 of the awarded Common Shares may be earned in each of ten consecutive fiscal years beginning in fiscal 1992, based on the percentage of bonus earned during such fiscal year. Awarded Common Shares earned by Mr. Zampetis are subject to forfeiture until the end of the third fiscal year following the fiscal year in which such awarded Common Shares are earned. Mr. Zampetis earned 12,500 Common Shares in fiscal 1993, 10,400 Common Shares in fiscal 1994 and 6,000 Common Shares in fiscal 1995, which will vest in 1996, 1997 and 1998, respectively. Awarded Common Shares, if any, which are earned in fiscal year 1996 will vest in fiscal year 1999. In the event of Mr. Zampetis's death, all earned but unvested awarded Common Shares and one-half of awarded but unearned Common Shares will vest in his designated beneficiary. Based on the last reported sale price of the Company's Common Shares on the New York Stock Exchange, the total awarded and earned Common Shares had a fair market value on June 30, 1995 of $895,275. Dividends are paid only with respect to the awarded Common Shares which have been earned. For a discussion of the bonus payable to the Company's officers, see "Executive Compensation -- Compensation Committee Report."

(6) Mr. Mesnel was awarded 25,000 restricted Common Shares in fiscal 1995, which on the date of grant had a fair market value of $537,500. Under the terms of the award, up to 5,000 of the awarded Common Shares may be earned in each of five consecutive fiscal years beginning in fiscal 1995, based on the percentage of bonus earned during such fiscal year. Awarded Common Shares earned by Mr. Mesnel are subject to forfeiture until the end of the third fiscal year following the fiscal year in which such awarded Common Shares are earned. Mr. Mesnel earned 2,400 Common Shares in fiscal 1995, which shares will vest in fiscal 1998. Awarded Common Shares, if any, which are earned in fiscal year 1996 will vest in fiscal year 1999. In the event of Mr. Mesnel's death, all earned but unvested awarded Common Shares and one-half of awarded but unearned Common Shares will vest in his designated beneficiary. Based on the last reported sale price of the Company's Common Shares on the New York Stock Exchange, the awarded and earned Common Shares had a fair market value on June 30, 1995 of $51,900. Dividends are paid only with respect to the awarded Common Shares which have been earned. For a discussion of the bonus payable to the Company's officers, see "Executive Compensation -- Compensation Committee Report."

(7) Mr. Farkas commenced employment with the Company on February 1, 1993.

(8) Mr. Mesnel commenced employment with the Company on February 1, 1994.


                   II. OPTION/SAR GRANTS IN LAST FISCAL YEAR

     James S. Reid, Jr., Theodore K. Zampetis, Stephan J. Mack, Joseph Farkas and Gerard Mesnel were not granted any options or stock appreciation rights during fiscal year 1995.

              III. AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                              VALUE OF
                                                           NUMBER OF        UNEXERCISED
                                                          UNEXERCISED       IN-THE-MONEY
                                                          OPTIONS AT         OPTIONS AT
                                                        FISCAL YEAR-END        FISCAL
                                                              (#)           YEAR-END($)
                             SHARES         VALUE       ---------------     ------------
                           ACQUIRED ON     REALIZED      EXERCISABLE/       EXERCISABLE/
          NAME             EXERCISE(#)       ($)         UNEXERCISABLE      UNEXERCISABLE
-------------------------  -----------     --------     ---------------     ------------
James S. Reid, Jr.            10,000       $100,350      15,220/15,330      $29,550/  --
Theodore K. Zampetis              --             --       9,440/14,160         --  /  --
Stephan J. Mack                4,925       $ 30,138        9,090/3,360      $56,513/  --
Joseph Farkas                     --             --                 --                --
Gerard Mesnel                     --             --                 --                --

PENSION PLAN AND SUPPLEMENTAL PLAN

     Salaried employees of the Company with one year of full-time service are eligible to participate in The Standard Products Company Salaried Employees' Retirement Plan ("Pension Plan") and The Standard Products Company Supplemental Salaried Pension Plan (the "Supplemental Plan"). Except as otherwise noted in "Table I. Summary Compensation Table," the amounts shown therein exclude amounts, if any, expended for financial reporting purposes by the Company as contributions, reserves or benefits paid under the Pension Plan and Supplemental Plan.

     The Pension Plan provides for normal retirement benefits based on the highest average monthly compensation for 60 consecutive months within the last 120 months prior to retirement (final average compensation). The basic formula is 1 1/15% times final average compensation (up to but not exceeding Social Security-covered compensation), plus 1 2/3% of the amount (if any) of final average compensation in excess of Social Security-covered compensation, all multiplied by the participant's years of pension service under the Plan (up to a maximum of 30 years). Employees who were hired prior to July 1, 1976 may have their normal retirement benefit calculated under an alternative formula as follows: final average compensation multiplied by a percentage equal to the sum of (i) 21.25%, plus (ii) 0.75% for each year of pension service up to a maximum of 25 years (that is, a maximum of 40%). In addition, the Plan provides that the minimum normal retirement benefit shall in all events be no less than $13.00 multiplied by a participant's years of pension service. Certain of these benefit formulas were adopted effective July 1, 1989 to comply with the Tax Reform Act of 1986. Notwithstanding any new benefit formulas, each participant is entitled to a benefit no less than his or her accrued benefit as of June 30, 1989. Participants may elect that retirement benefits be paid in the form of a life annuity, a ten-year or five-year sum certain annuity, or various joint and survivor annuity options; the Plan's normal retirement benefit amount is payable monthly, based on a single-life annuity with five years certain.

     Compensation covered under the Pension Plan includes salary, bonuses, payments for overtime, any other amounts reported as wages on IRS Form W-2 and salary deferred under the Company's Individual Retirement and Investment Trust Plan. Reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, welfare benefits and Company contributions to the Company's Individual Retirement and Investment Trust Plan are not included in covered compensation.

     The Supplemental Plan is a nonqualified plan which provides a supplemental benefit for eligible salaried employees under terms and conditions similar to those under the Pension Plan. The supplemental benefit is equal to the excess of
(i) the benefit that would have been payable to the employee under the Pension Plan without regard to certain annual retirement income and benefit limitations imposed by federal law over (ii) the benefit payable to the employee under the Pension Plan.

     The Table below shows estimated annual benefits payable (assuming payments made in the normal retirement form, and not under any of the various survivor forms of benefit payments) under the Pension Plan and Supplemental Plan to any salaried employee upon retirement in 1995 at age 65 after selected periods of service.

AVERAGE ANNUAL                         ESTIMATED ANNUAL BENEFITS UPON RETIREMENT IN 1995
 SALARY USED                                    WITH YEARS OF SERVICE INDICATED
 TO DETERMINE      ------------------------------------------------------------------------------------------
   BENEFITS           15 YEARS           20 YEARS           25 YEARS           30 YEARS           35 YEARS
--------------     --------------     --------------     --------------     --------------     --------------
   $125,000           $    28,917        $    45,312        $    50,000        $    57,834        $    57,834
    150,000                35,167             54,375             60,000             70,334             70,334
    175,000                41,417             63,438             70,000             82,834             82,834
    200,000                47,667             72,500             80,000             95,334             95,334
    225,000                53,917             81,563             90,000            107,834            107,834
    250,000                60,167             90,625            100,279            120,334            120,334
    300,000                72,667            108,750            121,112            145,334            145,334
    400,000                97,667            145,000            162,779            195,334            195,334
    450,000               110,167            163,125            183,612            220,334            220,334
    500,000               122,667            181,250            204,445            245,334            245,334
    550,000               135,167            199,375            225,279            270,334            270,334
    600,000               147,667            217,500            246,112            295,334            295,334
    650,000               160,167            235,625            266,945            320,334            320,334
    700,000               172,667            253,750            287,779            345,334            345,334
    750,000               185,167            271,875            308,612            370,334            370,334
    800,000               197,667            290,000            329,445            395,334            395,334
    850,000               210,167            308,125            350,279            420,334            420,334
    900,000               222,667            326,250            371,112            445,334            445,334

     As of June 30, 1995, the Credited Years of Service for retirement purposes were as follows: Mr. Reid -- 39; Mr. Zampetis -- 22; Mr. Mack -- 6; Mr.
Farkas -- 3; and Mr. Mensel -- 1.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Brandon, Myers, Perkins and Riedel are the members of the Company's Compensation Committee. There are no compensation committee interlocks.

     Transactions with Management. Edward B. Brandon, a director of the Company, is Chairman and Chief Executive Officer of National City Corporation. The Company has a $125,000,000 revolving credit agreement with National City Bank, Cleveland, Ohio ("National City"), a wholly owned subsidiary of National City Corporation, and three other banks, until January 19, 1998. National City has a 31.4% participation in such credit agreement. The Company borrowed from National City during the 1995 fiscal year on a short-term uncommitted line of credit at prevailing market rates.

     John D. Drinko, a director of the Company, is senior advisor to the policy committee of Baker & Hostetler, which firm acts as general legal counsel for the Company.

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return of a hypothetical investment in the Common Shares with the cumulative total return of a hypothetical investment in each of the Standard & Poor's Composite-500 Index and the Dow Jones Auto Parts Index based on the respective market price of each such investment at the end of each of the Company's fiscal years show below, assuming in each case an initial investment of $100 on July 1, 1990 and reinvestment of dividends.

                                 The Standard      Dow Jones
      Measurement Period           Products       Auto Parts
    (Fiscal Year Covered)           Company          Index          S&P 500
1990                                100.00          100.00          100.00
1991                                 68.04           84.49          107.39
1992                                121.53          121.84          121.79
1993                                157.20          148.84          138.39
1994                                182.94          168.03          140.34
1995                                130.15          158.73          176.93

COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program is administered by the Compensation Committee which has responsibility for reviewing all aspects of the compensation program for the executive officers of the Company. The Compensation Committee is comprised of the four directors listed at the end of this report, none of whom is an employee of the Company and each of whom qualifies as a disinterested person for purposes of Rule 16b-3 under the Securities Exchange Act of 1934.

     The Compensation Committee's primary objective with respect to executive compensation is to establish programs which attract and retain key managers and align their compensation with the Company's overall business strategies, values, and performance. To this end, the Compensation Committee has established and the Board of Directors has endorsed an executive compensation philosophy to compensate executive officers based on their responsibilities, achievement of annual established goals and the Company's overall annual and longer-term performance.

     The primary components of the Company's executive compensation program are:
(a) base salaries; (b) annual cash incentive opportunities; and (c) long-term incentive opportunities in the form of stock-based awards. Each of these primary components of compensation is discussed below.

     Base Salaries. Base salaries for each of the Company's executive officers are generally established annually by the Compensation Committee using as a guide one or more widely accepted salary evaluation systems taking into account individual and company performance and competitive, inflationary, and internal equity considerations.

     With respect to the $600,000 base salary established for Mr. Reid in June 1994 for fiscal 1995, the Compensation Committee took into account Mr. Reid's increased responsibilities as a result of the acquisition of Standard Products Industriel, the Company's French subsidiary, and the new product launches under management, as well as a review of the compensation paid to chief executive officers of comparable companies.

     Annual Cash Incentives. All executives of the Company are eligible to receive annual cash bonus awards based on a set percentage of base salary with a maximum bonus attainable equal to 50% of base salary. Each year the Company's Board of Directors, usually at the directors meeting held in August, sets a target goal for maximum bonus awards based on the Company's earnings per common share. Actual bonus awards paid are proportional to the percentage of the target goal actually attained. The bonus target in fiscal year 1995 was $2.50 per Common Share, subject to adjustment for nonrecurring items, including personnel relocation costs. Since earnings per Common Share, as adjusted for the bonus awards, for fiscal 1995 were $1.20, the bonus award for fiscal 1995 to each executive officer of the Company, including Mr. Reid, was equal to 24% of base salary.

     Long-Term Stock Incentives. The Company's restricted stock plan permits the Compensation Committee to award restricted shares, which awards are designed to attract and retain well-qualified personnel for positions of substantial responsibility with the Company and its subsidiaries. Awards of restricted Common Shares may be made by the Compensation Committee, in its sole discretion. To date, awards of 62,500 and 125,000 restricted Common Shares (adjusted to reflect a 5-for-4 stock split of the Company's Common Shares effected in the form of a stock dividend paid on June 3, 1993 to shareholders of record on May 20, 1993) were made in fiscal 1992 to Messrs. Reid and Zampetis, respectively. In fiscal 1995, Mr. Mensel was award 25,000 restricted Common Shares. See "Table I -- Summary Compensation Table" set forth on page 6 of this proxy statement for a discussion of the terms pursuant to which the restricted Common Shares awarded to Messrs. Reid, Zampetis and Mensel are earned and subject to forfeiture. Only one other award of restricted Common Shares has been made to an executive officer of the Company.

     The Company's stock option plans permit the Compensation Committee, in its sole discretion, to grant stock option awards which are designed to encourage and enable key management employees of the Company to acquire a larger stock ownership and personal financial interest in the Company. The Compensation Committee believes that stock option awards subject to periodic vesting enable the Company to attract and retain qualified individuals for service with the Company. Individual option grants, with exercise prices at least equal to the fair market value of the Company's Common Shares on the date of grant, are determined by the Compensation Committee based on the executive's current performance, potential for future responsibility, and the impact of the particular executive officer's performance on the operational results of the Company.

                                               Alan E. Riedel, Chairman
                                               Edward B. Brandon
                                               Malcolm R. Myers
                                               Leigh H. Perkins

                 SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Any shareholder proposals intended to be presented at the Company's 1996 Annual Meeting of Shareholders must be received by the Company at 2130 West 110th Street, Cleveland, Ohio 44102 on or before May 9, 1996 for inclusion in the Company's proxy statement and form of proxy relating to the 1996 Annual Meeting of Shareholders.

                                 OTHER MATTERS

     The Company has not selected its independent public accountants for the current fiscal year. This selection will be made later in the year by the Board of Directors. Representatives of Arthur Andersen & Co., which served as the Company's independent public accountants during the fiscal year ended June 30, 1995, are expected to be present at the annual meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

     If the enclosed proxy is executed and returned to the Company, the persons named in it will vote the shares represented by such proxy at the meeting. The form of proxy permits specification of a vote for the election of directors as set forth under "Election of Directors" above, the withholding of authority to vote in the election of directors, or the withholding of authority to vote for one or more specified nominees.

     Where a choice has been specified in the proxy, the shares represented will be voted in accordance with such specification. If no specification is made, such shares will be voted at the meeting to elect directors as set forth under "Election of Directors" above. Under Ohio law and the Company's Second Amended and Restated Articles of Incorporation, as amended, broker non-votes and abstaining votes will not be counted in favor of or against any nominee. If any other matters shall properly come before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. Management does not know of any other matters which will be presented for action at the meeting.

                                            By order of the Board of Directors,

                                            J. RICHARD HAMILTON,
                                            Secretary

Dated: September 8, 1995

                             THE STANDARD PRODUCTS COMPANY

                                       P R O X Y
                                       ---------

              The undersigned hereby appoints JAMES S. REID, JR., DONALD R. SHELEY, JR. and J. RICHARD HAMILTON, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders of The Standard Products Company to be held at its office, 2130 West 110th Street, Cleveland, Ohio, on Monday, October 16, 1995 at 9:00 a.m., Cleveland time, or any adjournment thereof, and to vote the number of shares of said Company which the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

              1. / / FOR, or / / WITHHOLD AUTHORITY to vote for, the
                 following nominees for election as directors of the class the term of which will expire in 1998: John Doddridge, Leigh
                 H. Perkins, Alfred M. Rankin, Jr., John D. Sigel and W. Hayden Thompson; and the following nominee of the class the term of which will expire in 1997: James C. Baillie.

                 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
                               INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.)

              ---------------------------------------------------------------

              2. On such other business as may properly come before the
                 meeting.

              THE PROXIES WILL VOTE AS SPECIFIED ABOVE, OR IF A CHOICE IS NOT SPECIFIED, THEY WILL VOTE FOR THE NOMINEES LISTED IN ITEM 1.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

                                                Receipt of the Annual Meeting
                                                of Shareholders and Proxy
                                                Statement dated September 8,
                                                1995 is hereby acknowledged.

                                                Dated:                 , 1995

                                                -----------------------------

                                                -----------------------------

                                                -----------------------------

                                                        Signature(s)

                                                (Please sign exactly as your
                                                name or names appear hereon,
                                                indicating, where proper,
                                                official position or
                                                representative capacity.)